UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

FORSTER DRILLING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-29603	91-2070995
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview, #305 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8125

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

I. Presentation

The presentation items set forth on the attached exhibit presents certain financial information and expectations and assumptions as of the date of this document. A copy of the presentation is attached as Exhibit 99.1.

II. Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forster believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the lease rate projections, anticipated expenses or other expectations expressed in this presentation. Forster cannot guarantee that it will successfully execute on its business strategy to lease its rigs in the timeframe set forth above, receive timely or at all revenue from the daily lease rate projections, and meet its debt reduction goals from 75% of its net revenues as described herein. Forster undertakes no obligation to publicly update or revise any forward-looking statements. See "Risk Factors" that are included in filings made by Forster with the SEC pursuant to the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forster Drilling Corporation

By:	/s/ F.E. Forster III
F.E. Forster III
Chief Executive Officer

DATE: November 1, 2007
EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation